UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2022

5E Advanced Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41279	87-3426517
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

19500 State Highway 249, Suite 125, Houston, Texas 77070

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (346) 439-9656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of 5E Advanced Materials, Inc. (the “Company”), with the assistance of the Company’s management, conducted an auditor review, and a selection process, in order to select the firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. As a result, the Audit Committee recommended to the Board the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, which decision was approved by the Board on September 27, 2022, and communicated to BDO on September 28, 2022.

BDO’s audit report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2022 and June 30, 2021 did not contain any adverse opinions or disclaimers of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2021, June 30, 2022 and the subsequent interim period through September 28, 2022, there were no (i) “disagreements,” with BDO, as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on the Company’s consolidated financial statements for the fiscal year ended June 30, 2022 and 2021, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness disclosed in the Company’s Form 10-K for the fiscal year ended June 30, 2022, relating to the Company’s internal control over financial reporting.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Current Report”) prior to the time this Current Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this Current Report. A copy of BDO’s letter addressed to the SEC, dated October 3, 2022, is filed as Exhibit 16.1 to this Amendment.

(b) Engagement of New Independent Registered Public Accounting Firm

On September 27, 2022, following the auditor review and selection process described above, the Board, upon the recommendation of the Audit Committee, approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

During the fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through September 28, 2022, neither the Company nor any person on its behalf consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated October 3, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

5E Advanced Materials, Inc.

	By:	/s/ Paul Weibel
Paul Weibel
Chief Financial Officer
Date: October 3, 2022